                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  Fossil, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               FOSSIL, INC.
                        2280 N. GREENVILLE AVENUE
                         RICHARDSON, TEXAS 75082

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 26,1999

To the Stockholders of Fossil, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fossil, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2280 N. Greenville Avenue, Richardson, Texas, on the 26th day of May 1999, at 4:00 p.m. (local time) for the following purposes:

          1. To elect two (2) directors to serve for a term of three years or until their respective successors are elected and qualified; and

          2. To transact any and all other business that may property come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 2, 1999, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

     You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   T. R. Tunnell
                                   SENIOR VICE PRESIDENT, DEVELOPMENT
                                   AND CHIEF LEGAL OFFICER AND SECRETARY

April 15, 1999
Richardson, Texas

                                    FOSSIL, INC.
                             2280 N. GREENVILLE AVENUE
                              RICHARDSON, TEXAS 75082

                                  PROXY STATEMENT
                                        FOR
                           ANNUAL MEETING OF STOCKHOLDERS

                               TO BE HELD MAY 26,1999

                             --------------------------

                            SOLICITATION AND REVOCABILITY
                                      OF PROXIES

     The accompanying proxy is solicited by the Board of Directors on behalf of Fossil, Inc., a Delaware corporation (the "Company"), to be voted at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 26, 1999, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

     The executive offices of the Company are located at, and the mailing address of the Company is, 2280 N. Greenville Avenue, Richardson, Texas 75082.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about April 15, 1999. The Company's Annual Report to Stockholders covering the Company's fiscal year ended January 2, 1999, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

     Any stockholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to T. R. Tunnell, Senior Vice President, Development, Chief Legal Officer and Secretary, Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock, par value $0.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of the Company's Common Stock, and other costs of solicitation, are to be borne by the Company.

                                 QUORUM AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 2, 1999 (the "Record Date"). On the Record Date, there were 20,937,580 shares of Common Stock issued and outstanding.

     Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the meeting and neither the Company's Amended and Restated Certificate of Incorporation nor its Amended and Restated Bylaws allows for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present to establish a quorum. Each proposal is tabulated separately. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors.

              PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each Named Executive Officer (as defined in "Election of Directors - Compensation of Executive Officers"); (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of the Record Date. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.


NAME OF BENEFICIAL OWNER                               NUMBER                      PERCENT
-------------------------                               -----                      -------
Tom Kartsotis (1)  . . . . . . . . . . . . . . .      6,797,600        (2)          32.5
Kosta N. Kartsotis (1) . . . . . . . . . . . . .      3,060,857                     14.6
Michael W. Barnes  . . . . . . . . . . . . . . .         96,859        (3)             *
Richard H. Gundy . . . . . . . . . . . . . . . .        188,811        (4)           1.0
Mark D. Quick  . . . . . . . . . . . . . . . . .        144,776        (5)             *
Jal S. Shroff (6)  . . . . . . . . . . . . . . .        413,033        (7)           2.0
Kenneth W. Anderson  . . . . . . . . . . . . . .         34,125        (8)             *
Alan J. Gold . . . . . . . . . . . . . . . . . .         41,625        (9)             *
Donald J. Stone  . . . . . . . . . . . . . . . .         34,050       (10)             *
FMR Corp. (11) . . . . . . . . . . . . . . . . .      1,963,300                      9.4
All executive officers and directors as a group
  (11 persons) (2)(3)(4)(5)(7)(8)(9)(10) . . . .     10,939,258                     52.3

--------------
* Less than 1%

(1) The address of such individual is 2280 N. Greenville Avenue, Richardson, Texas 75082.

(2) Includes 753,450 shares of Common Stock owned of record by Lynne Stafford Kartsotis, wife of Mr. Tom Kartsotis, as to which Mr. Kartsotis disclaims beneficial ownership, and 9,772 shares owned by Mr. Kartsotis as custodian for Annie Grace Kartsotis, his minor daughter.

(3) Includes 65,648 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(4) Includes 7,500 shares owned by the Richard Gundy Trust, and 7,500 shares owned by the Richard Gundy Family Trust. Mr. Gundy is a trustee of each of these trusts.

(5) Includes 144,776 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(6) Mr. Shroff and his wife, Pervin J, Shroff, share voting and investment power with respect to 312,235 of the shares shown.

(7) Includes 57,374 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes indirect ownership of 43,424 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date which are owned by Mrs. Shroff.

(8) Includes 26,625 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes 7,500 shares owned by the K.W. Anderson Family Limited Partnership. Mr. Anderson is managing general partner of the partnership and has sole voting and investment power with respect to those shares.

(9) Includes 26,625 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(10) Includes 26,625 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(11) Based on a Schedule 13G, dated February 12, 1999, filed by FMR Corp. ("FMR") with the Securities and Exchange Commission and the Company. The
     Schedule 13G discloses that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and an investment adviser, is the beneficial owner of 1,963,300 shares of Common Stock, or 9.375% of the Common Stock, of the Company as a result of acting as investment advisor to various companies registered under the Investment Company Act of 1940. Edward C. Johnson. 3rd. and FMR (through its control of Fidelity and the funds) each has sole power to dispose of the 1,963,300 shares owned by the funds. Neither FMR nor Edward C. Johnson, 3rd has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by such Board of Trustees. The address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors currently consists of seven members and is classified into three classes. The first and second class each consist of two members, while the third class consists of three members. The term of one class of directors expires each year. By resolution of the Board of Directors at its meeting on March 3, 1999, the number of directors composing the Board of Directors has been set at seven. The persons whose names are listed below ("Director Nominees") have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2002, with each such Director Nominee to hold office until his successor has been duly elected and qualified. Stockholders will not be able to vote the proxies held by them for more than two persons. To be elected a director, each Director Nominee must receive a plurality of the votes cast at the Annual Meeting for the election of directors. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

DIRECTORS AND NOMINEES

The following table and text set forth the name, age and positions of each Director Nominee and director:

     NAME                     AGE  POSITION
     ----                     ---  --------
Tom Kartsotis  . . . . .      39   Director, Chairman of the Board and Chief
                                   Executive Officer

Kosta N. Kartsotis . . .      46   Director, President and Chief Operating
                                   Officer

Michael W. Barnes  . . .      38   Director and Executive Vice President

Jal S. Shroff. . . . . .      62   Director and Managing Director of Fossil
                                   (East) Limited

Kenneth W. Anderson  . .      65   Director

Alan J. Gold . . . . . .      65   Director

Donald J. Stone  . . . .      70   Director

     The Director Nominees for election to the Board of Directors at the 1999 Annual Meeting of Stockholders are as follows:

     Michael W. Barnes has served as Executive Vice President since February 1995. Mr. Barnes served as Senior Vice President -- International from August 1994 until February 1995. From December 1993 until August 1994, Mr. Barnes served as Senior Vice President -- Operations. Mr. Barnes joined the Company in 1985 and served as Vice President -- Operations until December 1991. He served as a director of the Company from 1985 until March 1992. Mr. Barnes has been a director of the Company since he was re-elected to the Board of Directors in February 1993.

     Kenneth W. Anderson has been a director of the Company since April 1993. Mr. Anderson was a co-founder of Blockbuster Entertainment Corporation, a video rental company, and served as its President from 1985 until 1987. From 1987 to 1991, Mr. Anderson served in various positions with Amtech Corporation, a remote electronic identification technology company, which he co-founded, including as the Chairman of its Executive Committee.

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the Director Nominees for the office of director of the Company. Each of the Director Nominees is presently a director of the Company.

     The Board of Directors does not contemplate that either of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should either of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

     Mr. Tom Kartsotis and Mr. Kosta N. Kartsotis are brothers. There are no other family relationships among any of the directors, Director Nominees or executive officers of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

Directors Serving Terms To Expire At The 2000 Annual Meeting Of Stockholders:

     Kosta N. Kartsotis has served as President and Chief Operating Officer since December 1991. Mr. Kosta Kartsotis joined the Company in 1988 and served as Vice President -- Marketing until December 1991. He has been a director of the Company since 1990.

     Alan J. Gold has been a director of the Company since April 1993. Mr. Gold was the founder of Accessory Lady, a women's fashion accessory retail chain, and served as its President until 1992. Mr. Gold is currently President of Goldcor Investments.

Directors Serving Terms To Expire At The 2001 Annual Meeting Of Stockholders:

     Tom Kartsotis has served as Chairman of the Board and Chief Executive Officer since December 1991. Mr. Tom Kartsotis founded the Company in 1984 and served as its President until December 1991. He has been a director of the Company since 1984.

     Jal S. Shroff has served as Managing Director of Fossil (East) Limited ("Fossil East") since January 1991 and has been a director of the Company since April 1993. Mr. Shroff joined S. Framjee & Co., a privately held trading company headquartered in Hong Kong, and has served as its Managing Director since a date prior to 1994.

     Donald J. Stone has been a director of the Company since April 1993. Mr. Stone served as Vice Chairman of Federated Department Stores until February 1988, at which time he retired.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Messrs. Stone, Anderson and Gold serve on the Audit Committee and the Compensation Committee. The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors, to review the plan and scope of any audit of the Company's financial statements and to review the Company's significant accounting policies and other related matters. The Audit Committee held two meetings during the fiscal year ended January 2, 1999. The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the compensation of senior officers and to administer the 1993 Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee held one meeting during the fiscal year ended January 2, 1999.

     The Board of Directors held four meetings during the fiscal year ended January 2, 1999. During 1998, each director attended, in person or by conference call, all of the meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served, except for Mr. Barnes who was unable to attend one meeting of the Board of Directors.

DIRECTOR COMPENSATION

     The Company pays an annual retainer of $15,000 to each nonemployee director. In addition, the Company pays each nonemployee director a fee of $1,000 for each meeting of the Board of Directors or any committee thereof which he attends. The Company also reimburses its directors for ordinary and necessary travel expenses incurred in attending such meetings.

     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN. The Board of Directors and the stockholders of the Company have approved the adoption of the 1993 Nonemployee Director Plan (the "Nonemployee Director Plan"). Pursuant to the Nonemployee Director Plan each Nonemployee Director receives a grant of 7,500 non-qualified stock options on the date be becomes a director of the Company, and on the first day of each calendar year, each Nonemployee Director receives a grant of an additional 4,500 non-qualified stock options, so long as he is then serving as a Nonemployee Director. The grant of options pursuant to the Nonemployee Director Plan is automatic. After giving effect to the three for two stock split declared on March 4, 1998, effected as a fifty percent (50%) stock dividend paid on April 8, 1998 to stockholders of record as of March 25, 1998 (the "3-for-2 Stock Dividend"), an aggregate of 150,000 shares of Common Stock have been authorized for issuance pursuant to the Nonemployee Director Plan, of which 99,000 shares were subject to outstanding options on the Record Date. Notwithstanding the provisions of the Nonemployee Director Plan, grants of options under the Nonemployee Director Plan commencing on January 1, 1999, are not adjusted for the 3-for-2 Stock Dividend.

     Options granted pursuant to the Nonemployee Director Plan will become exercisable (i) with respect to 50% of the total number of shares subject thereto, on the first anniversary of the date of grant and (ii) with respect to the remaining shares subject thereto, in installments of 25% of such shares on each of the second and third anniversaries of the date of grant. The exercise price of options granted pursuant to the Nonemployee Director Plan shall be the fair market value of the Common Stock on the date of grant. Such exercise price must be paid in full in cash at the time an option is exercised. The term of options granted under the Nonemployee Director Plan will expire on the earliest of (i) ten years from the date of grant, (ii) one year after the optionee ceases to be a director by reason of death or disability or (iii) three months after the optionee ceases to be a director for any reason other than death or disability.

     The Nonemployee Director Plan provides that the Board of Directors may make certain adjustments to the exercise price and number of shares subject to options granted thereunder in the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions. Subject to certain limitations, the Board of Directors is authorized to amend the Nonemployee Director Plan as it deems necessary, but no amendment may adversely affect the rights of an optionee with respect to an outstanding option without his consent. The Compensation Committee of the Board of Directors is not responsible for the administration of the Nonemployee Director Plan.

EXECUTIVE OFFICERS

     The name, age, current position with the Company, and the principal occupation during the last five years of executive officers Messrs. Tom Kartsotis, Kosta N. Kartsotis and Michael W. Barnes and the year each first became an executive officer of the Company is set forth above under the caption "Directors and Nominees" and with respect to each remaining executive officer is set forth in the following table and text:

NAME                     AGE   POSITION
----                     ---   --------
Richard H. Gundy......    56   Executive Vice President

Randy S. Kercho.......    42   Executive Vice President, Chief Financial Officer
                               and Treasurer

Mark D. Quick.........    50   Executive Vice President

T. R. Tunnell.........    45   Senior Vice President, Development, Chief Legal
                               Officer and Secretary

     Richard H. Gundy has served as Executive Vice President of the Company since April 1994. From a date prior to 1994, Mr. Gundy served as Executive Vice President and Director of County Seat Stores, Inc., a national retailer of apparel and fashion accessories.

     Randy S. Kercho has served as Executive Vice President and Chief Financial Officer of the Company since March 1997. Mr. Kercho served as Senior Vice President and Chief Financial Officer of the Company from February 1995 until March 1997 and has served as Treasurer since May 1995. Mr. Kercho served as Vice President and Chief Financial Officer from a date prior to 1994 until February 1995.

     Mark D. Quick has served as Executive Vice President since March 1997. Mr. Quick is responsible for the Company's fashion accessory lines including, handbags, small leather goods, belts and sunglasses. From November 1995 until March 1997 he served as Senior Vice President - Accessories. From a date prior to 1994, Mr. Quick served as Senior Vice President - General Merchandise Manager of Foley's (currently part of May Co.).

     T.R. Tunnell has served as Senior Vice President, Development, Chief Legal Officer and Secretary of the Company since December 1996. Mr. Tunnell served as Vice President and General Counsel of Pillowtex Corporation from April 1996 until December 1996. Mr. Tunnell served as Vice President, Secretary and General Counsel of the Company from a date prior to 1994 until April 1996.

KEY EMPLOYEES

     The following table and text set forth certain information regarding other key employees of the Company.

NAME                     AGE   POSITION
----                     ---   --------
Suzanne Amundsen          41   Vice President, Product Development
Diarmuid Bland            43   Senior Vice President, Product Development
Gary A. Bollinger         51   Senior Vice President, International
Heath Carr                32   Vice President, Promotional Products
Robert V. Fiore           54   Vice President, Midwest Region
Cheri J. Friedman         42   Vice President, Northeast Region
Mark Ginsberg             44   Vice President, Armani Products
John Gonzales             46   Vice President, Distribution Operations
Kurt Hagen                30   Vice President, e-commerce
Timothy G. Hale           38   Senior Vice President and Image Director
Kevin Harrell             35   Controller
J. Dan Heard              38   Senior Vice President, Operations
Don Hicks                 37   Vice President, Finance
Cindy Moran               44   Vice President, Southeast Region
David R. Moore            38   Vice President, Eyewear
Dora Y. O'Brien           38   Vice President, Western Region
Tom Olt                   52   Vice President, Stores and Real Estate
Margo Pieper              37   Vice President, Southwest Region
Franz Scheurl             47   Senior Vice President, International
Daniel M. Smith           61   Senior Vice President, RELIC / Private Label
Gail Stoke                45   Vice President, Women's Leathers
Steve Street              34   Vice President, Planning and Inventory Management
John Talbott              40   Vice President, Marketing
Sarah White               34   Vice President, Product Design for Leathers

     Suzanne Amundsen has served as Vice President - Product Development from a date prior to 1994. Ms. Amundsen is responsible for certain of the Company's private label watch accounts as well as watch product development for the Company's RELIC and premium product divisions.

     Diarmuid Bland has served as Senior Vice President, Product Development since February 1998. Mr. Bland served as Vice President - Product Development from July 1996 until February 1998. Mr. Bland is responsible for new product development of FOSSIL watches and certain licensed watch brands. From a date prior to 1994 until June 1996, Mr. Bland was employed by Timex Corporation as Vice President Marketing and Sales - Fashion Brands / Asia.

     Gary A. Bollinger has served as Senior Vice President - International since February 1997. Mr. Bollinger is responsible for sales of the Company's products in the Americas and duty free locations. Mr. Bollinger served as Vice President - International from a date prior to 1994 until February 1997.

     Heath Carr has served as Vice President - Promotional Products since June 1997. Mr. Carr is responsible for the sales and operations of the promotional products division of the Company. From February 1996 until June 1997, Mr. Carr was Vice President - Operations/ Fossil East. From August 1994 until February 1996, he served as Division Manager, Order Management Department. From February 1994 until August 1994, he served as Group Manager, Order Management Department.

     Robert V. Fiore has served as Vice President - Midwest Region from a date prior to 1994. Mr. Fiore is responsible sales of the Company's products in the Midwest Region.

     Cheri J. Friedman has served as Vice President - Northeast Region from a date prior to 1994. Ms. Friedman is responsible for sales of the Company's products in the Northeast Region.

     Mark Ginsberg has served as Vice President, Armani Products since March 1998. Mr. Ginsberg is responsible for sales of Emporio Armani products worldwide. From a date prior to 1994 until March 1998, Mr. Ginsberg was Sales Manager for Knoll, Inc.

     John Gonzales has served as Vice President, Distribution Operations since February 1998. Mr. Gonzales is responsible for the warehousing and distribution operations in the United States. From September 1995 until February 1998, Mr. Gonzales served as Director of Distribution for the Company. From a date prior to 1994 until September 1995, Mr. Gonzales served as General Warehouse Manager for M.J. Designs.

     Kurt Hagen has served as Vice President, e-commerce since February 1999. Mr. Hagen is responsible for sales of the Company's products via electronic means. From August 1996 to February 1999, Mr. Hagen served as Vice President
- European Operations. From February 1996 until August 1996, Mr. Hagen served as Division Manager, Order Management Department. From 1994 until February 1996, Mr. Hagen served as International Group Manager.

     Timothy G. Hale has served as Senior Vice President and Image Director since February 1999. From a date prior to 1994 until February 1999, Mr. Hale served as Vice President and Image Director. Mr. Hale is responsible for coordinating the activities of the Company's in-house creative services department.

     Kevin Harrell has served as Controller since June 1998. From February 1997 until June 1998, Mr. Harrell served as Controller for Fossil Stores. From February 1994 until February 1997, Mr. Harrell served as Fossil Stores accounting manager.

     J. Dan Heard has served as Senior Vice President - Operations since February 1995. Mr. Heard is responsible for the Company's domestic operations, distribution and information systems functions. From a date prior to 1994 until 1995, Mr. Heard was employed by The Bonneau Company, Inc., a Dallas-based eyewear manufacturer and marketer where he most recently served as Chief Operating Officer.

     Don Hicks has served as Vice President, Finance since February 1999. Mr. Hicks served as Chief Accounting Officer from September 1997 until February 1999. From April 1997 until September 1997, he served as Vice President and Controller of HealthCor Holdings, Inc. a publicly held home healthcare services company. From a date prior to 1994 until November 1996, Mr. Hicks was employed by Maxum Health Corp. where he served in various accounting positions.

     Cindy Moran has served as Vice President, Southeast Region since February 1999. Ms. Moran is responsible for sales of the Company's products in the Southeast Region. From a date prior to 1994 until February 1999, Ms. Moran served as Regional Sales Manager.

     David R. Moore has served as Vice President - Eyewear since August 1995 and served as Division Merchandising Manager from September 1994 until August 1995. From a date prior to 1994 until August 1994, Mr. Moore was employed at The Bonneau Company, Inc., a Dallas-based eyewear manufacturer and marketer, where he most recently served as Vice President of Marketing and Merchandising.

     Dora Y. O'Brien has served as Vice President - West Region since February 1993. Ms. O'Brien is responsible for sales of the Company's products in the West region.

     Tom Olt has served as Vice President - Stores and Real Estate since September 1994. Mr. Olt is responsible for the development and operation of the Company's outlet and retail stores. From a date prior to 1994 until September 1994, Mr. Olt served as Vice President of Sales for Pier 1 Imports, Inc.

     Margo Pieper has served as Vice President, Southwest Region since February 1998. Ms. Pieper is responsible for sales of the Company's products in the Southwest region. From a date prior to 1994 until February 1998, Ms. Pieper served as Southwest Regional Manager for the Company.

     Franz Scheurl has served as Senior Vice President, International since April 1997. Mr. Scheurl is responsible for sales of the Company's products in Europe and Japan. From a date prior to 1994 until April 1997, Mr. Scheurl served as Managing Director of Fossil (Europe) GmbH, a subsidiary of the Company.

     Daniel M. Smith has served as Senior Vice President - RELIC / Private Label since March 1996. Mr. Smith is responsible for the marketing and sale of the Company's RELIC and Private Label watches. From February 1995 until March 1996 Mr. Smith served as Senior Vice President - RELIC Division and as Vice President - RELIC Division from a date prior to 1994 until February 1995.

     Gail Stoke has served as Vice President, Women's Leathers since February 1998. Ms. Stoke is responsible for sales of the Company's women's leather goods. From July 1994 until February 1998, Ms. Stoke served in the positions of Account Executive and National Sales Manager for Women's Leathers. From a date prior to 1994 until July 1994, Ms. Stoke was Senior Account Executive for Liz Claiborne.

     Steve Street has served as Vice President, Planning and Inventory Management since February 1998. Mr. Street is responsible for the management of the company's domestic and international inventory. From February 1995 until February 1998, Mr. Street served as Division Manager, Order Management for the Company. From a date prior to 1994 until February 1995, Mr. Street served as Merchandise Planner for County Seat Stores.

     John Talbott has served as Vice President, Marketing since November 1997. Mr. Talbott is responsible for domestic and international marketing of the Company's products. From June 1997 until November 1997, Mr. Talbott was self-employed. From June 1996 until May 1997, he served as Vice President, Marketing for Buster Brown Apparel. From a date prior to 1994 until June 1996, Mr. Talbott was Vice President, Merchandising for Buster Brown Apparel.

     Sarah White has served as Vice President, Product Design for Leathers since February 1998. Ms. White is responsible for the design and development of leather goods for men and women. From September 1996 until February 1998, Ms. White served as Design Director for the Company. From December 1994 until September 1996, she served as a Designer for the Company. From July 1994 until December 1994, she was Director of Accessories for Cole Haan. From March 1994 until June 1994, Ms. White served as a Designer for the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The total compensation paid for the 1998, 1997 and 1996 fiscal years, respectively, to the Chief Executive Officer, Mr. Tom Kartsotis, and the other four most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended January 2, 1999 (collectively, the "Named Executive Officers"), is set forth below in the following Summary Compensation Table:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                              ANNUAL COMPENSATION(1)     AWARDS(2)
                                              ----------------------------------------------------
                                                                        SECURITIES
                                   FISCAL                               UNDERLYING     ALL OTHER
NAME & PRINCIPAL POSITION           YEAR       SALARY($)    BONUS($)    OPTIONS(#)    COMPENSATION
--------------------------------------------------------------------------------------------------
Tom Kartsotis                       1998        258,992       -0-            -0-            -0-
CHAIRMAN OF THE BOARD,              1997        262,500       -0-            -0-        6,149(4)
CHIEF EXECUTIVE OFFICE, AND         1996        272,932       -0-            -0-        2,611(3)
DIRECTOR

Kosta N. Kartsotis                  1998        254,773       -0-            -0-            -0-
PRESIDENT, CHIEF OPERATING          1997        254,000       -0-            -0-        2,290(7)
OFFICER AND DIRECTOR                1996        264,807       -0-            -0-            -0-

Michael W. Barnes                   1998        214,269       -0-         26,250        3,096(8)
EXECUTIVE VICE PRESIDENT            1997        218,846       -0-         37,500       10,996(4)
AND DIRECTOR                        1996        212,062       -0-         75,000        2,994(3)

Richard H. Gundy                    1998        238,992       -0-         26,251        2,898(9)
EXECUTIVE VICE PRESIDENT            1997        250,000       -0-         30,000        4,387(3)
                                    1996        257,515       -0-      158,572(5)       4,841(6)

Mark D. Quick                       1998        211,470       -0-         22,500        2,898(9)
EXECUTIVE VICE PRESIDENT            1997        210,385       -0-         37,500        4,199(3)
                                    1996        181,731       -0-            -0-            -0-

---------------

(1) The Company's executive officers did not receive any other annual compensation in addition to salary and cash bonuses during the applicable reporting periods, therefore the "Other Annual Compensation" column has been omitted.

(2) During the applicable reporting periods, no awards of restricted stock were made as Long-Term Compensation, therefore the column "Restricted Stock Award(s)" has been omitted from the Summary Compensation Table.

(3) Includes employer-matching contributions under the 1993 Fossil, Inc. Savings and Retirement Plan (the "Retirement Plan") to the Named Executive Officers.

(4) Include employer-matching contribution under the Retirement Plan to the Named Executive Officers in the following amounts: Mr. Tom Kartsotis - $5,701; and Mr. Barnes - $9,292. Also includes dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Tom Kartsotis - $1,078; and Mr. Barnes - $1,704.

(5) Includes options exercisable for 30,000 shares that were granted during 1996 and options exercisable for 128,572 shares that were repriced during 1996.

(6) Includes $2,052 representing the dollar value of premiums paid by the Company on a term life insurance policy on Mr. Gundy and $2,789 representing employer-matching contributions under the Retirement Plan.

(7) Represents the dollar value of premiums paid by the Company on term life insurance policies on Mr. Kosta Kartsotis.

(8) Includes $198 representing the dollar value of premiums paid by the Company on a term life insurance policy on Mr. Barnes and $2,898 representing employer-matching contributions under the Retirement Plan.

(9) Includes employer-matching contributions under the Retirement Plan to the Named Executive Officers in the following amounts: Mr. Richard Gundy - $2,898; and Mr. Quick - $2,898.

     The following table discloses, for each of the Named Executive Officers, options granted during the fiscal year ended January 2, 1999 and the potential realizable values for such options:

                       OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                                                                                                 PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                                        FOR OPTION TERM
                     ------------------------------------------------------------------------------------------------
                                    % OF TOTAL
                                   OPTIONS/SHARES                   MARKET
                     OPTIONS/        GRANTED TO     EXERCISE       PRICE AT
                       SARS         EMPLOYEES IN    OR BASE         DATE OF       EXPIRATION
NAME                GRANTED (#)    FISCAL YEAR (1)   PRICE           GRANT           DATE         5% (2)       10% (2)
---------------------------------------------------------------------------------------------------------------------
Tom Kartsotis            -0-             --            --              --            --             --             --
Kosta N. Kartsotis       -0-             --            --              --            --             --             --
Michael W. Barnes     26,250(3)         6.09%      $14.625(4)       $14.625        1/12/08       $241,437       $611,848
Richard H. Gundy      26,251(3)         6.09%      $14.625(4)       $14.625        1/12/08       $241,446       $611,871
Mark D. Quick         22,500(3)         5.22%      $14.625(4)       $14.625        1/12/08       $206,946       $524,441

---------------

(1) Represents the percentage of options/shares granted to all employees pursuant to the Incentive Plan during the 1998 fiscal year.

(2) These dollar amounts represent the value of the option assuming certain rates of appreciation from the market price of the Common Stock at the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved.

(3) These options were granted pursuant to the Incentive Plan and become exercisable with respect to 50% of such options on the first anniversary date of the grant, with respect to 25% of such options on the second anniversary date of the grant and with respect to 25% of such options on the third anniversary date of the grant, cumulatively.

(4) Pursuant to the Incentive Plan under which this option was granted, the exercise price was the closing price of share of Common Stock on the Nasdaq National Market on the date of grant.

     The following table describes for each of the Named Executive Officers options exercised and the potential realizable values for their options at January 2, 1999:

                          AGGREGATED OPTION/SAR EXERCISES
                      AND OPTION/SAR VALUES AT JANUARY 2, 1999


                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                         OPTIONS/SARS AT              OPTIONS/SARS AT
                                                       JANUARY 2, 1999 (#)          JANUARY 2, 1999 (1)
                         SHARES                    --------------------------  ----------------------------
                      ACQUIRED ON       VALUE
NAME                  EXERCISE (#)   REALIZED($)   EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                  ------------   -----------   -----------  -------------   ------------  -------------
Tom Kartsotis               --                --            --             --             --             --
Kosta N. Kartsotis          --                --            --             --             --             --
Michael W. Barnes       66,128        $1,231,640      27,210(2)      60,938(3)      $662,109     $1,141,415
Richard H. Gundy       196,074        $2,332,482           -0-       48,751(4)           -0-       $859,546
Mark D. Quick              -0-               N/A     131,250(5)      41,250(6)    $2,885,938       $700,626

-----------
(1) Based on $28.75 per share of Common Stock, which was the closing price per share of Common Stock on December 31, 1998 on the Nasdaq National Market, minus the exercise price of "in-the-money" Options/SARs.

(2)  The exercise prices of such Options are $4.41 per share.

(3) The exercise prices of such Options are (i) $4.41 per share with respect to 27,375 options, (ii) $8.33 with respect to 7,313 options, and
     (iii) $14.62 per share with respect to 26,250.

(4) The exercise prices of such Options are (i) $4.41 per share with respect to 7,500 options, (ii) $8.33 with respect to 15,000 options, and (iii) $14.62 per share with respect to 26,251 options.

(5) The exercise price of such Options is (i) $6.50 per share with respect to 112,500 options, and (ii) $8.33 with respect to 18,750 options.

(6) The exercise prices of such Options are (i) $8.33 per share with respect to 18,750 options, and (ii) $14.62 with respect to 22,500 options.

COMPENSATION ARRANGEMENTS

     The Company entered into a letter agreement with Mr. Mark D. Quick ("Executive") dated October 5, 1995, regarding the compensation to be paid to the Executive in the event his employment is terminated by the Company prior to the third anniversary of the Executive's employment with the Company (the "Expiration Date"). In such event, the Executive is entitled to receive salary continuation at his then current salary from the date of such termination until the Expiration Date. No such payments shall be payable, however, in the event that such Executive's employment is terminated by reason of his death or voluntary termination prior to the Expiration Date. The Executive's employment may be terminated by either party effective upon written notice to the other party. The Company negotiated the terms of the Executive's employment with the Company at arm's length.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     In March 1993, the Board of Directors established a Compensation Committee to review and make recommendations to the Board of Directors regarding the compensation of senior management and to administer the Incentive Plan. The Committee is charged with reviewing with the Board of Directors all aspects of compensation for the executive officers of the Company.

COMPENSATION PHILOSOPHY.

     The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its strategic business objectives. These objectives include achieving further growth in its watch and fashion accessories businesses and capitalizing on growing consumer awareness of the FOSSIL brand name by expanding the scope of its product offerings to additional categories of fashion accessories. Additional objectives include preserving a strong financial posture, increasing the assets of the Company and positioning the Company's assets and business operations in selected international markets and product segments that offer long term growth opportunities and enhance stockholder value. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates, which, in recent years has been highly competitive.

COMPENSATION VEHICLES.

     The available forms of executive compensation currently include base salary, cash bonus awards and stock options. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee in determining compensation has been to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all the employees and executive officers.

     Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers. Individual awards under the 1993 Fossil, Inc. Long-Term Incentive Plan (the "Incentive Plan") were determined on the basis of a subjective evaluation of the executive officer's ability to influence the Company's long term growth and profitability, including such factors as degree of management responsibility, performance of departments under his management or supervision, excellence of work product, commitment to accomplishing the Company's goals as reflected by time committed, constructiveness of working relationships with other executive officers and staff, and assumption of responsibility and initiative.

     As of January 2, 1999, a total of 1,542,524 options under the Incentive Plan were issued and outstanding to executive officers and other key employees. These awards were intended to assure the stability of the Company's management team as well as to provide incentives for individual performance that coincide with the enhancement of stockholder value. The Committee believes that it is important during this period of Company growth to use stock options for its executive officers as a cornerstone of incentive compensation to tie their success directly to the growth of stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION.

     The Compensation Committee considered a number of factors in reviewing add approving the Chief Executive Officer's (the "CEO") compensation for 1998. In addition to stock price performance, the factors considered by the Committee included an evaluation of CEO compensation levels for other comparable companies in the industry, the achievement of specified business objectives during the prior fiscal year, including increasing the market awareness of the FOSSIL brand, the expansion of the business into additional accessory lines, improving revenues, income and operating cash flow, and developing the ability of the Company to expand internationally. Based on these considerations, a fiscal 1998 salary level of $262,500 was judged by the Compensation Committee to be fair and appropriate for the most senior executive officer of the Company, taking into account the level of salary compensation paid to other executive officers of the Company and in comparison to the CEO's industry peers. The CEO did not receive any grants of stock options in 1998.

CORPORATE TAX DEDUCTION ON COMPENSATION.

     Federal income tax legislation has limited the deductibility of certain compensation paid to the CEO and the four other most highly compensated executive officers of the Company to $1,000,000 annually to such officers. To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee takes into account any anticipated tax treatment to the Company and to the executive officers of the available compensation vehicles. Some types of compensation and the deductibility of those expenses for federal income tax purposes depend upon the timing of an executive's vesting or exercise of previously granted rights. In addition, interpretation of, and changes in, the tax laws also affect the deductibility of certain compensation expenses. To the extent reasonably practicable, and to the extent it is within the Compensation Committee's control, the Compensation Committee intends to limit executive compensation under ordinary circumstances to that which is deductible under
Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Compensation Committee may utilize alternatives (such as deferring compensation or establishing performance based compensation plans for covered employees) for qualifying executive compensation for deductibility and may rely on grand fathering provisions with respect to existing contractual commitments.

                                   COMPENSATION COMMITTEE

                                   Kenneth W. Anderson
                                   Alan J. Gold
                                   Donald J. Stone


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the registrant.

COMMON STOCK PERFORMANCE GRAPH

     The following performance graph compares the cumulative return of the Company's Common Stock since December 31, 1993 (the "Offering") with that of the Broad Market (CRSP Total Return Index of the Nasdaq Stock Market (US)) and the Nasdaq Retail Trade Stocks. Each Index assumes $100 invested at December 31, 1993 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.



                                      [GRAPH]




-----------------------------------------------------------------------------------------------------------------
                              12/31/93      12/30/94       12/29/95       12/31/96        12/31/97       12/31/98
-----------------------------------------------------------------------------------------------------------------
Fossil, Inc.                  100.00         69.08          44.08          71.05          131.58         226.97

Nasdaq Stock Market           100.00         97.75          138.26         170.01         208.58         293.21

Nasdaq Retail Trades          100.00         91.18          100.43         119.73         140.67         170.23
-----------------------------------------------------------------------------------------------------------------


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which became effective May 1, 1991, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC and the Nasdaq National Market. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met.

                                   OTHER BUSINESS

     The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the person named in the accompanying proxy will vote the proxy as in his discretion he may deem appropriate, unless directed by the proxy to do otherwise.

                  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants for the fiscal year ended January 2, 1999 were the firm of Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to appropriate questions. The Board of Directors of the Company, on the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending January 1, 2000.

                     DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before December 15, 1999 for inclusion in the Company's Proxy Statement relating to that meeting.


                              BY ORDER OF THE BOARD OF DIRECTORS




                              T. R. Tunnell
                              SENIOR VICE PRESIDENT, DEVELOPMENT
                              AND CHIEF LEGAL OFFICER AND SECRETARY

April 15, 1999
Richardson, Texas


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                 FOSSIL, INC.
                           2280 N. GREENVILLE AVENUE
                            RICHARDSON, TEXAS 75082

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints T.R. Tunnell and Randy S. Kercho, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated hereon, all of the shares of the common stock of Fossil, Inc. (the "Company"), held of record by the undersigned on April 2, 1999, at the Annual Meeting of Stockholders of the Company to be held on May 26, 1999, and any adjournment(s) thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 2.

                    (To Be Dated And Signed On Reverse Side)

                             -FOLD AND DETACH HERE-

                                                           PLEASE MARK
                                                           YOUR VOTES AS
                                                           INDICATED IN
                                                           THIS EXAMPLE /X/

1. PROPOSAL TO ELECT TWO (2) DIRECTORS OF THE COMPANY TO SERVE FOR A TERM OF THREE YEARS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

FOR all nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed

Kenneth W. Anderson, Michael W. Barnes

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

              FOR AGAINST ABSTAIN

              ---   ---     ---

                              Dated ----------------------------------, 1999

                              ----------------------------------------------
                              Signature

                              ----------------------------------------------
                              Signature, If Held Jointly

                              Please execute this proxy as your name
                              appears hereon. When shares are held by
                              joint tenants, both should sign. When
                              signing as attorney, executor,
                              administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                             -FOLD AND DETACH HERE-